UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 23, 2012

SABRA HEALTH CARE REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman, Suite 550 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number including area code: (888) 393-8248

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
Second Quarter 2012 Preliminary Results

Based on a preliminary assessment, the following table sets forth a comparison of the expected results of operations of Sabra Health Care REIT, Inc. (the "Company") for the three months ended June 30, 2012 compared to the three months ended June 30, 2011. The results of operations for the three months ended June 30, 2012 are preliminary and represent the most current information available to management. The Company's actual results may differ from these preliminary results due to the completion of the Company's financial closing procedures, final adjustments and other developments that may arise between the date of this Form 8-K and the time that financial results for the three months ended June 30, 2012 are finalized.

	Three Months Ended June 30,
	2012	2011
	(dollars in thousands)

Operating Data:
Revenues	$25,117	$18,805
Adjusted EBITDA(1)	23,648	17,441
Funds from Operations (FFO)(2)	13,480	8,377
Adjusted Funds From Operations (AFFO)(2)	15,669	10,308

Balance Sheet Data (at period end):
Cash and cash equivalents	$3,110
Total debt (3)	424,880

Other Financial Data:
Facility EBITDARM Coverage (4) (6)	1.76x	2.01x
Facility EBITDAR Coverage (4) (6)	1.30x	1.52x
Tenant EBITDAR Coverage (5) (6)	1.53x	1.79x

(1) Reconciliation of net income to EBITDA to Adjusted EBITDA (in thousands):

	Three Months Ended June 30,
	2012	2011

Net income	$5,923	$2,087
Interest expense	8,148	7,505
Depreciation and amortization	7,557	6,290

EBITDA	21,628	15,882
Stock-based compensation expense	1,639	1,335
Acquisition pursuit costs	381	224

Adjusted EBITDA	$23,648	$17,441

(2) Reconciliation of net income to FFO to AFFO (in thousands):

	Three Months Ended June 30,
	2012	2011

Net income	$5,923	$2,087
Depreciation and amortization of real estate assets	7,557	6,290

FFO	13,480	8,377
Acquisition pursuit costs	381	224
Stock-based compensation expense	1,639	1,335
Straight-line rental income adjustments	(721)	(128)
Amortization of deferred financing costs	881	500
Non-cash interest income adjustments	9	—

AFFO (1)	$15,669	$10,308

(1) AFFO does not include adjustments to FFO for amortization of acquired above/below market lease intangibles as such item is not applicable for the periods presented.

(3)	Total debt does not include $0.5 million of mortgage premium as of June 30, 2012.

(4)
Facility EBITDAR(M) Coverage is a supplemental measure of a property's ability to generate cash flows for the operator/tenant of the property (not the Company) to meet the operator's/tenant's related cash rent and other obligations to the Company. Facility EBITDAR(M) Coverage is presented one month in arrears based on the earnings before interest, taxes, depreciation, amortization, rent (“Facility EBITDAR”) and management fees (“Facility EBITDARM”) for a property accruing to the operator/tenant of the property (not the Company) for the trailing three-month period divided by the rental income received by the Company from the tenant/operator of the property for the same period.

(5)
Tenant EBITDAR Coverage is a supplemental measure of a tenant's ability to meet its cash rent and other obligations to the Company should the property be unable to generate sufficient liquidity to meet related obligations to the Company. Tenant EBITDAR Coverage is presented one month in arrears based on the Facility EBITDAR for a property plus earnings before interest, taxes, depreciation, amortization and rent (excluding one-time adjustments) for all other operations of any entities that guarantee the lease obligations of the tenant of the property to the Company (“Tenant EBITDAR”) for the trailing three-month period, divided by the rental income received by the Company from the tenant plus rent expense for other operations of any entity that guarantee the tenant's lease obligations to the Company. To the extent that a particular tenant's lease obligations are not guaranteed by another entity, Tenant EBITDAR and Facility EBITDAR with respect to the tenant are the same.

(6)
Facility EBITDAR(M) and Tenant EBITDAR with respect to a property are used to calculate Facility EBITDAR(M) Coverage and Tenant EBITDAR Coverage, respectively, if the property was operated at any time during the period presented pursuant to a lease with the Company and, for a property with a new tenant/operator, only for the periods subsequent to the Company's acquisition of the property.

The preliminary financial data included in this Form 8-K has been prepared by and is the responsibility of the Company’s management. The Company's independent registered public accounting firm, PricewaterhouseCoopers LLP, has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

Item 7.01	Regulation FD Disclosure.

The Company announced today that it is updating its 2012 outlook.  While the Company continues to expect 2012 acquisitions (including loan originations) of between approximately $150.0 million to $200.0 million, as a result of the later than anticipated timing of these acquisitions and the higher than anticipated stock-based compensation expense, the Company is lowering its net income, FFO and AFFO guidance as follows:

	Prior Outlook		Updated Outlook
	(per diluted common share)
	Low	High	Low	High
Net income	$0.64	$0.68	$0.62	$0.65
Add:
Depreciation and amortization of real estate assets	0.89	0.90	0.83	0.84

FFO	1.53	1.58	1.45	1.49

Straight-line rental income adjustments	(0.13)	(0.14)	(0.11)	(0.12)
Stock-based compensation expense	0.18	0.18	0.21	0.21
Amortization of deferred financing costs	0.09	0.09	0.09	0.09
Acquisition pursuit costs	0.04	0.05	0.04	0.05
Non-cash interest income adjustments	—	—	—	—

AFFO	$1.71	$1.76	$1.68	$1.72

Except as otherwise noted above, the updated outlook reflects management's view of current and future market conditions. The outlook information provided above does not reflect the impact of any future equity or debt offerings. There can be no assurance that the Company's actual results will not differ materially from the estimates set forth above. Except as otherwise required by law, the Company assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

The Company also announced today that it expects that its next quarterly dividend will be $0.33 per share, consistent with the dividend paid during the second quarter of 2012. Pending the board's declaration of the dividend, Sabra expects the dividend will be paid in August 2012.

Note Regarding Non-GAAP Financial Measures
This Form 8-K includes financial measures that are derived on the basis of methodologies other than in accordance with generally accepted accounting principles (“GAAP”). The “non-GAAP financial measures” used in this Form 8-K include EBITDA, Adjusted EBITDA, FFO and AFFO. EBITDA is defined as net income before interest, taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted to exclude the effect of stock-based compensation expense and acquisition pursuit costs. FFO is calculated in accordance with The National Association of Real Estate Investment Trusts' definition of “funds from operations,” and is defined as net income (computed in accordance with GAAP), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization. AFFO is defined as FFO excluding non-cash revenues (including straight-line rental income adjustments, amortization of acquired above/below market lease intangibles and non-cash interest income adjustments), non-cash expenses (including stock-based compensation expense and amortization of deferred financing costs) and acquisition pursuit costs.
The Company has presented EBITDA, Adjusted EBITDA, FFO and AFFO in this Form 8-K because (i) the Company believes these financial measures provide investors with additional information to measure the Company's performance and (ii) in the case of EBITDA and Adjusted EBITDA, the Company believes these financial measures provide investors with additional information to evaluate the Company's ability to service its debt. The indenture governing the Company's $225 million 8.125% Senior Notes due 2018 uses terms having similar meanings. The Company's use of the terms EBITDA, Adjusted EBITDA, FFO and AFFO varies from others in the Company's industry and should not be considered as alternatives to net income (loss), operating income, revenue or any other performance measures derived in accordance with GAAP as measures of operating performance or to cash flows as measures of liquidity. EBITDA, Adjusted EBITDA, FFO and AFFO have important limitations as analytical tools and you should not consider these non-GAAP financial measures in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/S/ HAROLD W. ANDREWS, JR.
Name:	Harold W. Andrews, Jr.
Title:	Executive Vice President, Chief Financial Officer and Secretary
Dated: July 23, 2012